                                                                 EXHIBIT a(1)(b)


                                 AMENDMENT NO. 1
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

                  This Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of AIM Special Opportunities Funds (this "Amendment") amends, effective as of July 1, 2002, the Amended and Restated Agreement and Declaration of Trust of AIM Special Opportunities Funds (the "Trust") dated as of May 15, 2002 (the "Agreement").

                  Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

                  NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A

                         AIM SPECIAL OPPORTUNITIES FUNDS
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                                    CLASSES OF EACH PORTFOLIO
---------                                                    -------------------------

AIM Opportunities I Fund                                     Class A Shares
                                                             Class B Shares
                                                             Class C Shares

AIM Opportunities II Fund                                    Class A Shares
                                                             Class B Shares
                                                             Class C Shares

AIM Opportunities III Fund                                   Class A Shares
                                                             Class B Shares
                                                             Class C Shares"

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of May 15, 2002.


                                        By: /s/ ROBERT H. GRAHAM
                                            ------------------------------------
                                            Name:  Robert H. Graham
                                            Title: President